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                                                                    Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the reference to our firm under the caption "Summary financial information," and "Selected financial information" and "Experts" in the Registration Statement (Form F-3) and related prospectus of Votorantim Celulose e Papel S.A. for the registration of American depositary shares of Votorantim Celulose e Papel S.A. and to the use therein of our report dated January 10, 2002, with respect to the consolidated financial statements of Aracruz Celulose S.A. and its subsidiaries for the years ended December 31, 200l and 2000.

Sao Paulo, Brazil
June l1, 2002


/s/ PricewaterhouseCoopers
PricewaterhouseCoopers
Auditores Independentes